March 21, 2000

IDS Managed Futures, L.P.
c/o CIS Investments, Inc.
233 South Wacker Drive
Suite 2300
Chicago, IL  60606
Attn: Barbara A. Pflender

                  1. In consideration of your carrying accounts with, and entering into foreign exchange transactions with and/or through, our subsidiary, CIS Financial Services, Inc. (the "Subsidiary") for other good and valuable consideration, the receipt of which is hereby acknowledged, effective as of the date of this guarantee, Cargill, Incorporated (the "Guarantor"), does hereby unconditionally guarantee that it will make to you (the "Counterparty") any due but unpaid payments within ten (10) New York business days after receipt of the Counterparty's written demand upon the Subsidiary and the Guarantor, unless the Counterparty shall otherwise agree in writing. All reference herein to "you" or the "Counterparty" are references to you and your successors and permitted assigns. However, in no event shall the Guarantor's liability under this guarantee exceed the maximum aggregate amount of U.S. $1,000,000 (One Million United States Dollars), plus accrued interest and the reasonable costs of enforcing the obligations of the Guarantor hereunder, including reasonable attorneys' fees.

                  2. If any obligation of the Subsidiary for which the Guarantor shall become responsible pursuant to this guarantee shall be payable in a currency other than U.S. Dollars, and in a place other than the United States of America, the Guarantor shall have the right to discharge such obligation by payment to the Counterparty of U.S. Dollars. Such payment shall be in an amount converted into U.S. Dollars at the spot rate of exchange quoted by The Chase Manhattan Bank, New York in the New York interbank market at 11:00 a.m. New York time on the day of payment for the sale by the Guarantor of U.S. Dollars against a purchase by the Guarantor of the currency of the obligation.

                  3. The Guarantor further agrees that all payments made by the Subsidiary to the Counterparty on any obligation hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from, or repaid by, the Counterparty in whole or in part as a result of any final court order in any bankruptcy, insolvency, or similar proceeding instituted by or against the Subsidiary, or if any such payment is rescinded or otherwise required to be restored by any final court order, this guarantee shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation. However, after taking into account any such recovery from or repayment by the
Counterparty, or any such rescission or restoration, in no event shall the guarantee be interpreted to allow the Counterparty to recover more from the Guarantor, the Subsidiary, through any combination of the payments from either or both such parties, than the Subsidiary's total outstanding obligations hereby guaranteed, plus accrued interest and the reasonable costs of enforcement as provided in paragraph 1 hereinabove.

                  4. All sums payable by the Guarantor hereunder shall be made in freely transferable, cleared, and immediately available funds without any set-off, deduction, or withholding (unless such set-off, deduction, or withholding is required by an applicable law, judicial, or administration decision, or practice of any relevant governmental authority, or by any combination thereof) to such account as the Counterparty shall indicate in writing to the Guarantor. If the Guarantor is so required to set-off, deduct, or withhold, then the Guarantor shall pay to the Counterparty, in addition to the payment to which the Counterparty is otherwise entitled, such additional amount as is necessary to ensure that the net amount actually received by the Counterparty (free and clear of any set-off, deduction, or withholding) will equal the full amount which the Counterparty would have received had no such set-off, deduction, or withholding been required.

                  5. The Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment (except as specified herein), protest, or order and (ii) any requirements that the Counterparty exhaust any right or take any action against the Subsidiary (except as specified herein) or any other person or entity before proceeding to exercise any right or remedy against the Guarantor.

                  6. The Guarantor hereby agrees that its obligations under this guarantee shall be unconditional, irrespective of the validity, regularity, or enforceability of the obligations with respect to the Subsidiary, the absence of any action to enforce the Subsidiary's obligations , any waiver or consent by the Counterparty with respect to any provisions thereof, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantor, except payment. This guarantee is a guarantee of payment and not a guarantee of collection.

                  7. No amendment or waiver of any provision of this guarantee nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Counterparty, and then such amendment, waiver or departure shall be effective only in the specific instance and for the specific purpose for which given.

                  8. No failure on the Counterparty's part to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  9.  This  guarantee  constitutes  a  direct,   unsecured,  and
unsubordinated obligation of the Guarantor, ranking equally with all other unsecured and unsubordinated obligations of the Guarantor.

                  10. The Guarantor shall be subrogated to all the Counterparty's rights against the Subsidiary with respect to any amounts paid by the Guarantor pursuant to the provisions of this guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all amounts due and payable by the Subsidiary shall have been paid in full.

                  11. The Guarantor hereby represents and warrants that (i) this guarantee constitutes the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws or equitable principles relating to or limiting creditor's rights generally; and (ii) the execution, delivery, and performance of this guarantee will not violate any provision of any existing law or regulation binding on the Guarantor, the violation of which would have a material adverse effect on the business, operations, assets, or financial condition of the Guarantor.

                  12. This guarantee shall expire on March 21, 2000 or may be terminated by the Guarantor at any time by the Guarantor sending the Counterparty a written notice of such termination by courier or facsimile, such written notice to be effective three (3) New York business days after receipt by the Counterparty; however, this guarantee and the Guarantor's liability hereunder shall survive and continue in full force and effect with respect to any obligation of the Subsidiary arising in connection with any transaction entered into, or committed to, between the Counterparty and the Subsidiary prior to the effective date of such expiration or termination, whether or not such transaction has a settlement date beyond the effective date of such expiration or termination.

                  13.  All  notices  and   communications  to  the  Counterparty
respective of this guarantee, including notices of revocation, shall be sent by facsimile or couriered to the Counterparty at:

Counterparty Address: CIS Investments, Inc.         IDS Futures Corporation
                      Co-General Partner            Co-General Partner
                      233 South Wacker Drive        200 AXP Financial Center
                      Suite 2300                    Minneapolis, MN  55424
                      Chicago, IL  60606
Contact Name:         Barbara A. Pflender           Marilyn Saxton T22/570
Phone Number:         312/460-4926                  612/671-8821
Fax Number:           312/460-4939                  612/671-7801

                  Counterparty may, at any time, modify the contact information in this paragraph 13 by providing the Guarantor with advance written notice of such modification.

                  14. All notices and communications to the Guarantor respective of this guarantee shall be sent by facsimile or couriered to the Guarantor at:

                        Cargill, Incorporated
                        15407 McGinty Road West
                        Wayzata, MN 55391-2399

                        Contact Name:    Carol A. Haydter, Corporate Treasury #3
                        Phone Number:  952/742-2309
                        Fax Number:  952/742-4027

                  Guarantor may, at any time, modify the contact information in this paragraph 14 by providing the Counterparty with advance written notice of such modification.

                  15. Any notice or communication shall be deemed received, if by facsimile, upon receipt of relevant transmission, as confirmed by sender's transmission report and a follow-up phone call to the addressee confirming receipt of the facsimile. If by courier, such notice shall be deemed received upon receipt of signed confirmation by courier company.

                  16. This guarantee shall be governed by and construed in accordance with the laws of the State of New York, United States of America. The Guarantor and Counterparty hereby agree that any United States Federal court sitting in the City of New York, Borough of Manhattan shall have jurisdiction to settle any disputes which may arise in connection with this guarantee. The Guarantor and Counterparty hereby agree to waive any right to trial by jury in any cause of action arising in connection with, or relating to, this guarantee.

                  17. The Counterparty shall not assign its rights under the guarantee, unless it shall first have given the Guarantor five (5) days prior written notice of such assignment, such notice to be effective upon receipt. Any additional costs, including without limitation taxes and fees, associated or incurred in connection with such assignment shall be borne by the Counterparty. The Guarantor shall not assign its obligations under this guarantee, unless it shall first have obtained the Counterparty's prior written consent to such assignment. Any additional costs, including without limitation taxes and fees, associated or incurred in connection with such assignment shall be borne by the Guarantor.

CARGILL, INCORPORATED



By:    /s/ William W. Veazey                By:      /s/ Daryl L. Wikstrom
       William W. Veazey                             Daryl L. Wikstrom
       Corporate Vice President                      Assistant Treasurer
       and Treasurer